CONSENT OF OLIVIER TAVCHANDJIAN, P. GEO

In connection with the Registration Statement on Form F-10 of Hudbay Minerals Inc. ("Hudbay") being filed with the United States Securities and Exchange Commission (the "Form F-10") I, Oliver Tavchandjian, P. Geo, hereby consent to the use of my name in connection with the references to and summaries of scientific and technical information relating to Hudbay's material mineral properties (other than the Copper Mountain mine in Princeton, British Columbia, Canada) (the "Incorporated Information") and to the inclusion of or incorporation by reference of the Incorporated Information in the Form F-10, including the Annual Information Form and Management's Discussion and Analysis of Results of Operations and Financial Condition ("MD&A") for the year ended December 31, 2025, and the MD&A for the three months ended March 31, 2026, each as filed as an exhibit to or incorporated by reference into the Form F-10.

Yours truly,

/s/ Olivier Tavchandjian
Olivier Tavchandjian, P. Geo

Dated: May 15, 2026